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Exhibit 10.a.(xxv)

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

ALEXANDER & BALDWIN, INC. / SALE OF MATSON LEASING COMPANY, INC.
PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
YEAR ENDED DECEMBER 31, 1994
(In thousands, except per share amounts)

                                                   Historical                Pro Forma
                                                     Basis                  Adjustments       Pro Forma
                                               A&B         MLC  (1)        Amount     Ref       Basis
                                               (i)           (ii)           (iii)          (i)-(ii)+(iii)
                                           ------------    ----------    -----------  ---   -------------
Revenue:

Net sales, revenue from sales and rentals   $ 1,185,210      $ 62,895                         $ 1,122,315

Interest, dividends and other                    22,955         1,072                              21,883

                                           ------------    ----------    -----------  ---   -------------
  Total revenue                               1,208,165        63,967                           1,144,198
                                           ------------    ----------    -----------  ---   -------------

Costs and Expenses:

Cost of goods sold, services and rentals        939,766         5,356                             934,410
Selling, general and administrative             127,462        29,353                              98,109
Interest                                         27,702        12,654                              15,048
Income Taxes                                     38,627         5,975                              32,652
                                           ------------    ----------    -----------  ---   -------------
  Total costs and expenses                    1,133,557        53,338                           1,080,219
                                           ------------    ----------    -----------  ---   -------------
Net Income from Continuing Operations          $ 74,608      $ 10,629                           $  63,979
                                           ============    ===========   ===========        =============
Earnings per Share - Continuing Operations       $ 1.62                                            $ 1.39
                                           ============                                     =============

Average Number of Shares Outstanding             46,059                                            46,059
                                           ============                                     =============

(1) Historical MLC amounts, adjusted for previously-eliminated intercompany transactions, have been deducted in the preparation of these pro forma financial statements.

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

ALEXANDER & BALDWIN, INC. / SALE OF MATSON LEASING COMPANY, INC.
PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 1995
(In thousands, except per share amounts)

                                                   Historical               Pro Forma
                                                     Basis                 Adjustments        Pro Forma
                                               A&B         MLC  (1)        Amount     Ref.      Basis
                                               (i)           (ii)           (iii)          (i)-(ii)+(iii)
                                           ------------    ----------    -----------  ---   -------------
Revenue:

Net sales, revenue from sales and rentals     $ 256,595      $ 16,868                           $ 239,727

Interest, dividends and other                     6,377           124                               6,253

                                           ------------    ----------    -----------  ---   -------------

  Total revenue                                 262,972        16,992                             245,980
                                           ------------    ----------    -----------  ---   -------------

Costs and Expenses:

Cost of goods sold, services and rentals        210,610         1,012                             209,598
Selling, general and administrative              31,501         8,021                              23,480
Interest                                          7,452         3,775                               3,677
Income Taxes                                      4,849         1,578                               3,271
                                           ------------    ----------    -----------  ---   -------------

  Total costs and expenses                      254,412        14,386                             240,026
                                           ------------    ----------    -----------  ---   -------------

Net Income from Continuing Operations           $ 8,560       $ 2,606                             $ 5,954
                                           ============    ===========   ===========        =============

Earnings per Share - Continuing Operations       $ 0.19                                            $ 0.13
                                           ============                                     =============
Average Number of Shares Outstanding             45,643                                            45,643
                                           ============                                     =============

(1) Historical MLC amounts, adjusted for previously-eliminated intercompany transactions, have been deducted in the preparation of these pro forma financial statements.

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

ALEXANDER & BALDWIN, INC. / SALE OF MATSON LEASING COMPANY, INC.
PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
MARCH 31, 1995 (In thousands)

                                                    Historical               Pro Forma
                                                      Basis                 Adjustments      Pro Forma
                                               A&B         MLC  (1)        Amount     Ref.     Basis
                                               (i)           (ii)           (iii)          (i)-(ii)+(iii)
                                           ------------    ----------    -----------  ---   -------------

                 ASSETS

Current Assets:
   Cash and cash equivalents                   $ 21,827         $ 582                           $  21,245
   Accounts and notes receivable, net           145,864        26,101       $ 11,930   C          131,693
   Inventories                                  110,023                                           110,023
   Property held for sale                         3,451                                             3,451
   Deferred income taxes                         15,451         1,678                              13,773
   Prepaid expenses and other                    13,315           469                              12,846
   Accrued withdrawals from CCF                    (725)                                             (725)
                                           ------------    ----------    -----------  ---   -------------
     Total current assets                       309,206        28,830         11,930              292,306

Investments                                      69,166                                            69,166
Real Estate Developments                         69,360                                            69,360
Property, Plant & Equipment - Net             1,277,640       313,348                             964,292
Capital Construction Fund                       178,580                      112,564   D          291,144
Other Assets                                     70,369           156                              70,213
                                           ------------    ----------    -----------  ---   -------------
     Total                                  $ 1,974,321     $ 342,334      $ 124,494          $ 1,756,481
                                           ============    ===========   ===========        =============

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term liabilities    $ 37,155      $ 15,000                            $ 22,155
   Short-term commercial paper borrowing         78,884                                            78,884
   Accounts payable                              42,486         1,444                              41,042
   Other                                         65,981         1,978                              64,003
                                           ------------    ----------    -----------  ---   -------------
     Total current liabilities                  224,506        18,422                             206,084
                                           ------------    ----------    -----------  ---   -------------
Long-Term Liabilities:
   Long-term debt                               552,083       185,187                             366,896
   Capital lease obligations                     32,439                                            32,439
   Post-retirement benefit obligations          117,728           379                             117,349
   Other                                         62,030         5,940                              56,090
                                           ------------    ----------    -----------  ---   -------------
     Total long-term liabilities                764,280       191,506                             572,774
                                           ------------    ----------    -----------  ---   -------------

Deferred Income Taxes                           356,252        63,113       $ 55,201  D,E         348,340
                                           ------------    ----------    -----------  ---   -------------

Shareholders' Equity:
   Capital stock                                 37,307             1              1   B           37,307
   Additional capital                            39,503        34,300         34,300   B           39,503
   Unrealized holding gains on securities        31,016                                            31,016
   Retained earnings                            535,274        34,992         34,992  A,B,D       535,274
   Cost of treasury stock                       (13,817)                                          (13,817)
                                           ------------    ----------    -----------  ---   -------------
     Total shareholders' equity                 629,283        69,293         69,293              629,283
                                           ------------    ----------    -----------  ---   -------------

     Total                                  $ 1,974,321     $ 342,334      $ 124,494          $ 1,756,481
                                           ============    ==========    ===========        =============

(1) Historical MLC amounts have been deducted in the preparation of these pro forma financial statements.

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NOTES TO PRO FORMA FINANCIAL STATEMENTS
(Unaudited)

1.   BASIS OF PRESENTATION

     The accompanying pro forma condensed financial statements present the financial position of Alexander & Baldwin, Inc. (A&B) following the sale of substantially all of the operating assets and certain liabilities of Matson
     Leasing Company, Inc. (MLC), a wholly-owned subsidiary of Matson Navigation
     Company, Inc. (Matson), which is wholly-owned by A&B, as of March 31, 1995, for the year ended December 31, 1994 and for the quarter ended March 31, 1995.

     On June 30, 1995, A&B sold the marine containers and substantially all of the remaining assets of MLC to XTRA Inc.(XTRA) and XTRA assumed certain of the liabilities of MLC. A description of the transaction is included in
     Item 2 of the Form 8-K. The assets sold to XTRA and the liabilities assumed by XTRA were specifically identified in the Asset Purchase
     Agreement which was included as Exhibit 10.a.(xxiv) to the Form 8-K. The net sales price was approximately $360 million, subject to the completion and acceptance of an audit. Specifically excluded from the sale were the debt and United States tax obligations of MLC.

     The pro forma condensed balance sheet assumed that the transaction occurred on March 31, 1995. The pro forma condensed statements of income assumed that the transaction occurred on January 1, 1994. The pro forma condensed financial statements are not necessarily indicative of the financial condition or the results of operations of A&B had this transaction been consummated on such dates and may not necessarily be indicative of future performance of A&B.

     The pro forma financial statements assume the repayment of all of MLC's debt, the settlement of United States tax obligations of MLC (including any additional obligations incurred as a result of the transaction) and the investment of the residual cash remaining from the transaction into Matson's Capital Construction Fund (CCF). The interest earnings that might have been earned from the additional investment in the CCF have not been included in the pro forma statements. A&B estimates that these amounts, had they been included in the pro forma statements, would have been approximately $6.7 million for the year ended December 31, 1994 and $1.8 million for the quarter ended March 31, 1995, based upon the rates of return on investments held by the CCF during those periods. Possible uses of the proceeds other than the retirement of debt, payment of tax obligations and increases in investments, such as using a portion of the proceeds to purchase additional operating assets, were not included in the pro forma financial statements.

     The condensed pro forma income statements do not include the gain from the sale of MLC's net assets. This gain was approximately $17.2 million, after deducting taxes of approximately $9.1 million.


2.   PRO FORMA ADJUSTMENTS

     In preparing the condensed pro forma income statements for the year ended
     December 31, 1994 and for the quarter ended March 31, 1995, the primary assumption was that the historical income statements of MLC for those periods included the full operations of the business as a stand-alone entity. A&B accounts for each of its subsidiaries in this manner.
     Intercompany transactions were not included in the historical MLC income statements. These amounts were not material. No pro forma adjustments were required for the pro forma income statements other than subtracting the historical revenue and expenses of MLC from those of A&B.

     In preparing the condensed pro forma balance sheet as of March 31, 1995, the total historical assets and liabilities of MLC were deducted from the historical consolidated financial statements of A&B. The underlying assumption was that the residual assets and liabilities retained by Matson following the transaction, subsequently would be liquidated, settled or retired at their historical cost basis. The market or settlement values of such assets and liabilities were estimated to be approximately equal to their historical accounting costs.

     The following reflects the pro forma balance sheet adjustments, referenced
     A - E, which are necessary to reflect the transaction described above on a pro forma basis.

      A. The actual sales price has been adjusted for changes in the net assets of MLC that occurred from the March 31, 1995 transaction date that was assumed in the preparation of the condensed pro forma balance sheet through the actual closing date of June 30, 1995.

          Since the sales price was based, in large part, on the value of MLC's net operating assets at June 30, 1995, and since MLC consistently added container assets to its leasing fleet up to such date, the sales price was adjusted downward from the final negotiated sales price so as not to overstate the proceeds from the sale. The adjusted sales price yielded a pre-tax gain of approximately $26.3 million ($17.2 after tax), subject to audit. This gain has not been reflected in the pro forma income statements.

      B. MLC's historical capital stock, additional paid-in capital and retained earnings that were subtracted from A&B's historical basis shareholders' equity (in column (ii) of the pro forma balance sheet), were restored to the pro forma balance sheet to reflect properly A&B's shareholders' equity. The A&B shareholders' equity did not change as a result of the transaction.

      C. The intercompany receivable balance which resulted from cumulative arms-length transactions between MLC and Matson that had been eliminated in preparing the historical basis MLC balance sheet was restored since the amount was not included in the sale of assets to XTRA.

      D. Proceeds from the sale which were not used to repay MLC's indebtedness were assumed to be deposited into Matson's CCF to the extent that previously undeposited earnings were available for deposit. Such amount was estimated to be $112.6 million at March 31, 1995.

          As discussed previously, no interest was assumed to have been earned on the residual sales proceeds that were deposited into the CCF.
          Using interest rates earned by the Company on its CCF investments during the periods presented, interest earnings likely would have been approximately $6.7 million ($4.2 million after tax) for 1994 and $1.8 million ($1.15 million after tax) for the first quarter of 1995.

      E. Income tax accounts have been adjusted to reflect the tax ramifications of the pro forma adjustments. The currently-payable income taxes associated with the transaction were assumed to have been paid on the assumed transaction closing date.